Exhibit 5.1

601 Lexington Avenue
New York, NY 10022
United States
Facsimile:
+1 212 446 4800	+1 212 446 4900

www.kirkland.com

June 4, 2021

Avis Budget Group, Inc.

6 Sylvan Way

Parsippany, NJ 07054

Ladies and Gentlemen:

We are acting as special counsel to Avis Budget Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (333-253195) (as amended or supplemented, the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof. The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of (i) 18,430,882 shares of the Company’s common stock, par value $0.01 per share (the “common stock”), to be sold by the selling stockholder identified in the Registration Statement and (ii) an indefinite number of shares of the Company’s common stock, to be sold by the Company or certain stockholders of the Company. The shares of common stock set forth in clauses (i) and (ii) of the precedeing sentence are herein referred to as the “Shares.”

In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

Austin    Beijing    Boston    Chicago    Dallas     Hong Kong    Houston    London    Los Angeles    Munich    Palo Alto    Paris    San Francisco    Shanghai     Washington, D.C.

June 4, 2021

We have also assumed that:

(i) the Registration Statement and any further amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Shares are offered as contemplated by the Registration Statement;

(ii) a prospectus supplement or term sheet (the “Prospectus Supplement”), if applicable, will have been prepared and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws;

(iii) all Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv) a definitive purchase, underwriting, or similar agreement, if applicable, with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(v) the Shares will be issued and sold in the form and containing the terms set forth in the Registration Statement and the appropriate Prospectus Supplement, if applicable.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. With respect to the Shares to be offered pursuant to the Registration Statement by the selling stockholder identified therein, such Shares have been duly authorized and are validly issued, fully paid and non-assessable.

2. With respect to any Shares to be offered pursuant to the Registration Statement by the Company or any selling stockholders to be named in a prospectus supplement or a post-effective amendment to the Registration Statement (as applicable), when such Shares have been duly authorized by appropriate corporate action and issued upon receipt of payment therefor, such Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Shares may be sold from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and

June 4, 2021

regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP